UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2015

GROGENESIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168337	42-1771870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Highway 79 North

Springville, TN  38256

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (855) 691-4764

(Former name or former address, if changed since last report):  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 25, 2015, the Board of Directors of GroGenesis, Inc., a Nevada corporation (the “Company”) approved the engagement of Turner, Stone & Company, LLP (“Turner Stone”) as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ending May 31, 2016.

During the Company’s fiscal years ended May 31, 2015 and 2014 and through the interim periods preceding the engagement of Turner Stone, the Company (a) has not engaged Turner Stone as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Turner Stone regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Turner Stone concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015

GROGENESIS, INC.

By:	/s/ Richard D. Kamolvathin
Name: Richard D. Kamolvathin
Title: Chief Executive Officer

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